Exhibit 10.4
LEGACY BANCORP, INC.
AND
LEGACY BANKS
TWO-YEAR CHANGE IN CONTROL AGREEMENT FORM
     This Change in Control Agreement (the “Agreement”) is made effective as of the 26th day of October, 2008 (the “Effective Date”), by and between Legacy Bancorp, Inc., a Delaware corporation (the “Company”), Legacy Banks (the “Bank”), a Massachusetts-chartered savings bank (the “Bank”) with its principal administrative office at Pittsfield, Massachusetts, and [ ] (“Executive”). The Bank is a wholly-owned subsidiary of the Company.
     WHEREAS, the Company and the Bank recognize the substantial contributions the Executive has made to the Company and the Bank and wishes to protect Executive’s position with the Bank for the period provided in this Agreement.
     NOW, THEREFORE, in consideration of the contributions of Executive and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:
1. TERM OF AGREEMENT
     The term of this Agreement shall be the earlier of twelve (12) full calendar months from the effective date of this Agreement set forth above (the “Initial Term”), or until the employment relationship is terminated. Upon the expiration of the Initial Term and so long as this Agreement remains in effect, upon the expiration of each successive twelve-month period (each a “Renewal Term”), this Agreement will be renewed automatically for a successive twelve-month period, unless the Board of Directors of each of the Bank and the Company (each a “Board,” provided that any reference to “Board” herein shall refer to the Bank’s Board unless specifically noted otherwise) or the Executive elects not to extend the term of this Agreement at the conclusion of the Initial Term or any subsequent Renewal Term by giving written notice to the other party prior to the last day of the Initial Term or any such Renewal Term as the case may be (a “Non-Renewal Notice”). Notwithstanding anything to the contrary in this Section 1, this Agreement shall remain in effect upon the public announcement of an event that, if consummated, would result in a Change in Control, as defined in Section 2 hereof, and for a period of twelve (12) months after the closing or completion of the Change in Control.
2. CHANGE IN CONTROL DEFINED
     For purposes of this Agreement, a “Change in Control” means any of the following events:
     (a) Merger: The Company merges into, or consolidates with, another corporation, or merges another corporation into the Company, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation.
     (b) Acquisition of Significant Share Ownership: There is filed, or required to be filed, a report on Schedule 13D or 13G or another form or schedule required under Sections 13(d), 13(g) or 14(d) of the Securities Exchange Act of 1934, which schedule discloses that the filing person or persons acting in concert has, or have become, the beneficial owner of 25% or more of a class of the Company’s voting securities.
     (c) Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s Board at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s Board; provided, however, that for purposes of this clause, each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or
     (d) Sale of Assets: The Company sells to a third party all, or substantially all, of its assets.
3. TERMINATION FOR GOOD REASON UPON A CHANGE IN CONTROL
     Upon the occurrence of a Change in Control, Executive shall have the right during the remaining term of this Agreement to voluntarily terminate his employment upon the occurrence of any of the following events, each of which shall constitute “Good Reason,” unless such event has been consented to by Executive: (a) a material change in Executive’s position to become one of lesser responsibility, importance or scope from the position Executive held immediately prior to the Change in Control; (b) a material reduction in Executive’s base salary or benefits; (c) a relocation of Executive’s principal place of employment by more than thirty (30) miles from its location immediately prior to the Change in Control; or (d) any other action or inaction that constitutes a material breach of this Agreement by the Company or the Bank.
     Notwithstanding the foregoing, termination for Good Reason shall not be effective under this Section 3 unless Executive gives the Company and/or the Bank prior written notice of the events giving rise to Executive’s right to elect to terminate for Good Reason. Such prior written notice shall be given no later than ninety (90) days after the date of the event giving rise to the right to terminate for Good Reason, and the Company and/or the Bank shall have thirty (30) days to remedy such condition before Executive terminates employment, provided, however, that the Bank can waive said 30 day period.
4. TERMINATION FOR CAUSE
     Executive shall not have the right to receive termination benefits pursuant to Section 5 hereof upon termination for Cause. As used herein, “Cause shall mean termination because of Executive’s: (1) material act of dishonesty in performing Executive’s duties on behalf of the Company and the Bank or a material breach of the Bank’s Code of Conduct or Sexual and Other

Non-Harassment Policy; (2) willful misconduct that in the judgment of the Board or the Bank Chief Executive Officer will likely cause economic damage to the Company and the Bank or injury to the business reputation of the Company and the Bank; (3) incompetence, (4) breach of fiduciary duty involving personal profit; (5) intentional failure to perform stated duties after written notice thereof from the Board; or (6) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) that reflect adversely on the reputation of the Company and the Bank, any felony conviction, any violation of law involving moral turpitude, or any violation of a final cease-and-desist order.
     Notwithstanding the foregoing, prior to a Change in Control, Executive’s termination for Cause will not become effective unless the Chief Executive Officer of the Bank has delivered to Executive a copy of a Notice of Termination, in accordance with Section 6 hereof. Following a Change in Control, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail.
5. SEVERANCE BENEFITS UPON TERMINATION AFTER CHANGE IN CONTROL
     (a) Upon the occurrence of a Change in Control, followed by (i) Executive’s voluntary termination for Good Reason or (ii) involuntary termination of Executive’s employment other than for Cause, the Bank shall pay Executive, or in the event of Executive’s subsequent death, Executive’s beneficiary or beneficiaries or estate, as the case may be, as severance pay, a cash lump sum payment equal to two (2) times the sum of (i) his Base Salary and (ii) the highest rate of bonus paid to Executive during the two (2) years prior to termination, subject to applicable withholding taxes. In addition, the Bank will continue to provide Executive with life insurance coverage, non-taxable medical and dental coverage substantially comparable (and on substantially the same terms and conditions) to the coverage maintained by the Bank for Executive prior to Executive’s severance. Such coverage shall cease upon expiration of 24 months. The period for group health care continuation coverage rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) shall not begin until the expiration of such 24 month period.
     (b) Upon the occurrence of a Change in Control, Executive will have such rights as specified in any other employee benefit plan with respect to options and such other rights as may have been granted to Executive under such plans.
     (c) Any cash severance payments shall be made in a lump sum with the next regularly scheduled payroll following Executive’s termination of employment. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment with the Bank.

     (d) Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate payments or benefits to be made or afforded to Executive under this Section 5 constitute an “excess parachute payment” under Code Section 280G or any successor thereto, and in order to avoid such a result, Executive’s benefits hereunder shall be reduced, if necessary, to an amount, the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive’s “base amount,” as determined in accordance with Code Section 280G. The allocation of the reduction required hereby shall be determined by Executive, provided, however, that if it is determined that such election by Executive shall be in violation of Code Section 409A, the allocation of the required reduction shall be pro-rata.
6. NOTICE OF TERMINATION
     Any purported termination by the Bank or Company or by Executive in connection with or following a Change in Control shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the Date of Termination and, in the event of termination by Executive, the specific termination provision in this Agreement relied upon. “Date of Termination” shall mean the date specified in the Notice of Termination (which, in the case of a termination for Cause, shall be immediate). In no event shall the Date of Termination exceed thirty (30) days from the date Notice of Termination is given.
     If within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute in connection with a Change in Control, in the event the Executive is terminated for reasons other than termination for Cause, the Bank will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including but not limited to his annual salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the earlier to occur of : (i) the expiration of the remaining term of this Agreement as determined as of the Date of Termination and (ii) final resolution of the dispute in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement, except in the event that Employer prevails in the dispute, in which case all amounts paid hereunder shall be offset against any other amount due under this Agreement.
7. SOURCE OF PAYMENTS
     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the

Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.
8. REQUIRED REGULATORY PROVISIONS
     (a) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.
     (b) Notwithstanding anything else in this Agreement, Executive’s employment shall not be deemed to have been terminated unless and until the Executive has a Separation from Service within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this Agreement, a “Separation from Service” shall have occurred if the Bank and Executive reasonably anticipate that either no further services will be performed by the Executive after the date of the termination (whether as an employee or as an independent contractor) or the level of further services performed will not exceed 49% of the average level of bona fide services in the thirty-six (36) months immediately preceding the termination. For all purposes hereunder, the definition of Separation from Service shall be interpreted consistent with Treasury Regulation Section 1.409A-1(h)(ii).
9. NO ATTACHMENT
     Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.
10. ENTIRE AGREEMENT; MODIFICATION AND WAIVER
     (a) This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Bank and Executive or the Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement. This Agreement is not a contract of employment between Executive and the Bank or the Company.
     (b) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.
     (c) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

11. SEVERABILITY
     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.
12. HEADINGS FOR REFERENCE ONLY
     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
13. GOVERNING LAW
     This Agreement shall be governed by the laws of the State of Delaware but only to the extent not superseded by federal law.
14. ARBITRATION
     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, as an alternative to civil litigation and without any trial by jury to resolve such claims, conducted by a single arbitrator who is certified by the American Arbitration Association and is mutually acceptable to the Bank and Executive sitting in a location selected by the Bank within fifty (50) miles from the main office of the Bank, in accordance with the rules of the American Arbitration Association’s National Rules for the Resolution of Employment Disputes then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.
15. PAYMENT OF LEGAL FEES
     To the extent that such payment(s) may be made without triggering penalty under Code Section 409A, all reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank or Company, provided (i) that the dispute or interpretation has been settled by Executive and the Bank and Company or resolved in Executive’s favor, (ii) Executive has provided prior written notice to the Bank of his intention to retain counsel and the name of such counsel, and (iii) such reimbursement shall occur no later than sixty (60) days after the end of the year in which the dispute is settled or resolved in Executive’s favor.
16. OBLIGATIONS OF BANK
     The termination of Executive’s employment, other than following a Change in Control, shall not result in any obligation of the Bank or the Company under this Agreement.

17. SUCCESSORS AND ASSIGNS
     The Bank and the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank and/or the Company, expressly and unconditionally to assume and agree to perform the Bank’s or Company’s obligations under this Agreement, in the same manner and to the same extent that the Bank or Company would be required to perform if no such succession or assignment had taken place.
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SIGNATURES
     IN WITNESS WHEREOF, the Company and the Bank have each caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, on the dates set forth below.

LEGACY BANKS

Date	By:
J. Williar Dunlaevy, Chairman
For the Entire Board of Directors

LEGACY BANCORP, INC.

Date	By:
J. Williar Dunlaevy, Chairman
For the Entire Board of Directors

EXECUTIVE

By:
Date		[ ]